                                                           Exhibit No. EX-99.d.2

                                THE OLSTEIN FUNDS

                             THE OLSTEIN [NEW] FUND

                         INVESTMENT MANAGEMENT AGREEMENT

     AGREEMENT,  made by and  between THE OLSTEIN  FUNDS,  a Delaware  statutory trust (the  "Trust"),  on behalf of THE  OLSTEIN  [NEW] FUND (the  "Fund"),  and
OLSTEIN &  ASSOCIATES,  L.P., a New York limited  partnership  (the  "Investment
Manager").

                              W I T N E S S E T H:

     WHEREAS, the Trust has been organized and operates as an investment company registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"),  and engages in the business of investing and  reinvesting  its assets in securities and other investments; and

     WHEREAS,  the Investment  Manager is a registered  investment adviser under the  Investment  Advisers Act of 1940,  as amended  (the  "Advisers  Act"),  and engages in the business of providing investment management services; and

     WHEREAS,  the Trust has  selected  the  Investment  Manager to serve as the investment adviser for the Fund effective as of the date of
this Agreement.

     NOW, THEREFORE,  in consideration of the mutual covenants herein contained, and each of the parties hereto  intending to be legally  bound,  it is agreed as follows:

     1. The Trust, on behalf of the Fund, hereby employs the Investment  Manager to manage the investment and reinvestment of the Fund's assets and to administer its affairs,  subject to the  direction of the Board of Trustees and officers of the Trust, for the period and on the terms hereinafter set forth. The Investment
Manager hereby  accepts such  employment and agrees during such period to render the services and assume the  obligations  herein set forth for the  compensation herein provided. The Investment Manager shall for all purposes herein, be deemed to be an independent contractor,  and shall, unless otherwise expressly provided and  authorized,  have no authority to act for or to represent  the Trust or the
Fund in any way, or in any way be deemed an agent of the Trust or the Fund.  The
Investment  Manager  shall  regularly  make  decisions as to what  securities to purchase  and sell on behalf of the Fund and shall  record  and  implement  such decisions  and shall  furnish  the  Board of  Trustees  of the  Trust  with such information  and reports  regarding  the Fund's  investments  as the  Investment
Manager  deems  appropriate  or as the  Trustees  of the  Trust  may  reasonably request.  Subject  to  compliance  with the  requirements  of the 1940 Act,  the
Investment  Manager may retain as a sub-adviser  to the Fund, at the  Investment
Manager's own expense, any investment adviser registered under the Advisers Act.

     2. The Fund shall  conduct its own  business and affairs and shall bear the expenses and salaries  necessary and incidental  thereto  including,  but not in limitation  of the  foregoing,  the costs  incurred in: the  maintenance  of its corporate  existence;  the maintenance of its own books, records and procedures;
dealing with its own shareholders;  the payment of dividends; transfer of stock, including  issuance,  redemption and repurchase of shares;  preparation of share certificates;  reports  and  notices to  shareholders;  calling  and  holding of shareholders'  meetings;  miscellaneous office expenses;  brokerage commissions;
custodian fees; legal and accounting fees; and taxes.  Partners and employees of the Investment Manager may be trustees, directors, officers and employees of the funds of which the  Investment  Manager  serves as  investment  adviser.  In the conduct  of  the  respective  businesses  of  the  parties  hereto  and  in  the performance of this Agreement,  the Trust may obtain office space and facilities from the Investment  Manager and will  reimburse the Investment  Manager for its rent or other expenses thereby incurred.

     3. (a) The  Investment  Manager shall place and execute Fund orders for the purchase and sale of portfolio  securities with  broker-dealers.  Subject to the obtaining the best prices and execution  reasonably  available,  the  Investment
Manager is  authorized  to place  orders for the  purchase and sale of portfolio securities for the Fund with such  broker-dealers  as it may select from time to time.  Subject  to  subparagraph  (b)  below,  the  Investment  Manager  is also
authorized  to  place   transactions   with  brokers  who  provide  research  or
statistical  information or analyses to the Fund, to the Investment  Manager, or to any other  client  for  which  the  Investment  Manager  provides  investment advisory  services.  The  Investment  Manager also agrees that it will cooperate with the Trust to execute instructions that brokerage  transactions be allocated to brokers or dealers who provide benefits directly to the Fund.

     (b) Notwithstanding the provisions of subparagraph (a) above and subject to such  policies  and  procedures  as may be adopted by the Board of Trustees  and officers of the Trust, the Investment Manager is authorized to cause the Fund to pay a member of an  exchange,  broker or  dealer  an  amount of  commission  for effecting a securities transaction in excess of the amount of commission another member of an exchange,  broker or dealer would have charged for  effecting  that transaction,  in such instances  where the Investment  Manager has determined in good faith that such  amount of  commission  was  reasonable  in relation to the value of the brokerage and research services provided by such member,  broker or dealer, viewed in terms of either that particular  transaction or the Investment
Manager's overall  responsibilities  with respect to the Fund and to other funds or clients for which the Investment Manager exercises investment discretion.

     (c) The Investment  Manager is authorized to direct portfolio  transactions to a broker which is an affiliated person of the Investment  Manager or the Fund in accordance with such standards and procedures as may be approved by the Board in accordance with Rule 17e-1 under the 1940 Act, or other rules  promulgated by the U.S. Securities and Exchange Commission ("SEC"). Any transaction placed with an affiliated broker must (i) be placed at best execution, and (ii) may not be a principal transaction.

     (d) The Investment  Manager is authorized to aggregate or "bunch"  purchase or sale orders for various  clients when it believes  that such action is in the best interests of such clients.  In such an event,  allocation of the securities purchased or sold will be made by the Investment  Manager in accordance with the
Investment Manager's written policy.

     4. As  compensation  for the  services  to be  rendered  to the Fund by the
Investment  Manager under the provisions of this Agreement,  the Trust on behalf of the Fund shall pay to the Investment Manager from the Fund's assets an annual fee equal to 1.00% of the daily  average  net  assets of the Fund,  payable on a monthly basis.

If this  Agreement is  terminated  prior to the end of any calendar  month,  the management  fee shall be  prorated  for the  portion  of any month in which this
Agreement is in effect  according to the proportion which the number of calendar days,  during which the Agreement is in effect,  bears to the number of calendar days in the  month,  and  shall be  payable  within  10 days  after  the date of termination.

     5. The  services to be rendered by the  Investment  Manager to the Trust on behalf of the Fund under the  provisions of this  Agreement are not to be deemed to be exclusive,  and the Investment  Manager shall be free to render similar or different  services  to others so long as its  ability  to render  the  services provided for in this Agreement shall not be impaired thereby.

     6. The Investment Manager, its partners,  employees,  and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting  services to the Trust on behalf of the Fund or to any other investment company, corporation,  association, firm or individual. In accordance with the Advisers Act, if there is a change in the  membership of the Investment
Manager,  which  is a  partnership,  the  Investment  Manager  shall,  within  a reasonable time after such change, notify the Trust of the change.

     7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Manager to the
Fund, the Investment  Manager shall not be subject to liabilities to the Fund or to any  shareholder  of the Fund for any action or omission in the course of, or connected  with,  rendering  services  hereunder  or for any losses  that may be sustained in the purchase, holding or sale of any security, or otherwise.

     8. In accordance  with the Agreement and Declaration of Trust of the Trust, in the event that the  Investment  Manager  ceases to be the  Fund's  investment adviser for any reason,  the Trust will (unless the Investment Manager otherwise agrees in writing)  promptly take all  necessary  steps to propose to the Fund's shareholders  at the next  regular  meeting  that the Fund  change to a name not including the word "Olstein."

     9. This  Agreement  shall be executed  and become  effective as of the date written below if approved by (i) the Board of Trustees of the Trust, including a majority of the  Trustees who are not parties to this  Agreement  or  interested persons of such  party,  cast in person at a meeting  called for the  purpose of voting on such  approval;  and (ii) the vote of a  majority  of the  outstanding voting  securities of the Fund as prescribed by the 1940 Act. It shall  continue in effect for a period of two years and may be renewed  thereafter  only so long as such renewal and continuance is specifically approved as required by the 1940
Act  (currently,  at least  annually  by the Board of  Trustees  or by vote of a majority of the outstanding  voting securities of the Fund and only if the terms and the  renewal  hereof  have been  approved  by the vote of a majority  of the
Trustees of the Trust who are not parties  hereto or  interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval).  No amendment to this Agreement  shall be effective  unless the terms thereof have been approved as required by the 1940 Act  (currently,  by the vote of a majority of the outstanding  voting securities of the Fund as prescribed by the 1940 Act (unless shareholder approval of the amendment would not be required to be consistent with SEC interpretations of Section 15 of the 1940 Act), and by the vote of a  majority  of  Trustees  of the Trust who are not  parties  to the
Agreement or interested  persons of any such party,  cast in person at a meeting called for the  purpose of voting on such  approval).  In  connection  with such approval,  it shall be the duty of the Board of Trustees of the Trust to request and  evaluate,  and  the  duty  of  the  Investment  Manager  to  furnish,  such information  as may be  reasonably  necessary  to  evaluate  the  terms  of this
Agreement  and  any  amendment  thereto.  Notwithstanding  the  foregoing,  this
Agreement may be  terminated by the Trust at any time,  without the payment of a penalty,  on sixty days' written notice to the Investment Manager of the Trust's intention to do so,  pursuant to action by the Board of Trustees of the Trust or pursuant to a vote of a majority of the  outstanding  voting  securities  of the
Fund. The Investment  Manager may terminate this Agreement at any time,  without the  payment  of  penalty  on sixty  days'  written  notice  to the Trust of its intention to do so. Upon  termination of this Agreement,  the obligations of all the  parties  hereunder  shall  cease  and  terminate  as of the  date  of  such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination,  and except for the obligation of the Trust to pay to the  Investment  Manager  the fee  provided  in  Paragraph  4  hereof, prorated  to  the  date  of  termination.  This  Agreement  shall  automatically terminate  in  the  event  of its  assignment  unless  the  parties  hereto,  by agreement,  obtain an exemption from the SEC from the provisions of the 1940 Act pertaining to the subject matter of this paragraph.

     10.  This  Agreement  shall  extend  to  and  bind  the  heirs,  executors, administrators and successors of the parties hereto.

     11. For the  purposes of this  Agreement,  the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be  affixed  and duly  attested  and their  presents  to be signed by their duly authorized officers this __ day of ________, 2006.

Attest:                    THE OLSTEIN FUNDS

_________________________  By:______________________________

                                Robert A. Olstein, President

Attest:                    Olstein & Associates, L.P.
                                   By: Olstein Advisers, LLC
                                    General Partner

_________________________  By:______________________________
                                Robert A. Olstein, President